Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott our true and lawful attorney-in-fact, to sign for us, and in our names in our capacity as director, a Form 10-K on behalf of the Company for the year ending December 31, 2014, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 9th day of December, 2014.

/s/ R. E. Armstrong R. E. Armstrong Director, PACCAR Inc /s/ A. J. Carnwath A. J. Carnwath Director, PACCAR Inc	/s/ R. C. McGeary R. C. McGeary Director, PACCAR Inc /s/ J. M. Pigott J. M. Pigott Director, PACCAR Inc

/s/ J. M. Fluke, Jr. J. M. Fluke, Jr. Director, PACCAR Inc	/s/ M. A. Schulz M. A. Schulz Director, PACCAR Inc

/s/ K. S. Hachigian K. S. Hachigian Director, PACCAR Inc	/s/ G. M. E. Spierkel G. M. E. Spierkel Director, PACCAR Inc

/s/ L. Kaufmann L. Kaufmann Director, PACCAR Inc	/s/ C. R. Williamson C. R. Williamson Director, PACCAR Inc